April 1, 2024

Aristotle Funds Series Trust
11100 Santa Monica Blvd., Suite 1700
Los Angeles, CA 90025

Re: Restated Fee Waiver Agreement (the “Agreement”)

With reference to the (i) Investment Advisory Agreement, entered into by Aristotle Investment Services, LLC (“AIS”) and Aristotle Funds Series Trust (the “Trust”), on behalf of each of its series and the applicable share class listed on Schedule A hereto (each, a “Fund” and, collectively, the “Funds”), dated April 17, 2023 (the “Advisory Agreement”), pursuant to which AIS provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Advisory Fee”); and (ii) Supervision and Administration Agreement, entered into by AIS and the Trust, on behalf of each Fund, dated April 17, 2023 (the “Administration Agreement” and, with the Advisory Agreement, the “AIS Agreements”), pursuant to which AIS provides supervisory and administrative services and/or arranges for such services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”), we hereby notify you as follows:

1.Restatement of Agreements/Addition of Share Classes or New Series. AIS and the Trust are parties to two Fee Waiver Agreements with respect to the Funds, dated April 17, 2023 and July 24, 2023, as amended from time to time (together, the “Prior Agreements”), and wish to supersede and replace the Prior Agreements with the Agreement, without changing any of the terms of the Prior Agreements with respect to the subject matter thereof. AIS also wishes to add certain share classes of the Funds or new series of the Trust to the Agreement from time to time, and may do so by restating Schedule A.
2.Fee Waiver. To the extent that the aggregate expenses (the “Expenses”) incurred by a Fund, including but not limited to organizational and offering costs and the Fees (but excluding interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles (other than offering costs), other extraordinary expenses not incurred in the ordinary course of such Fund’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)), exceed on an annual basis the amount specified in Schedule A (the “Expense Limit”), AIS shall waive its Fees under one or both of the AIS Agreements in an amount equal to such excess amount so that the Expenses incurred by a Fund in any fiscal year do not exceed the Expense Limit.

3.Term and Termination of Agreement. This Agreement shall continue in effect with respect to each Fund until the date noted with respect to a Fund or share class thereof in Schedule A, and may not be terminated by AIS.

4.Reliance on Undertaking. We understand and intend that the Trust and the Funds will rely on this undertaking in preparing and filing Amendments to the registration statement on Form N-1A for the Trust with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the 1940 Act, and expressly permit the Trust and the Funds to do so.

840 Newport Center Drive, 7th Floor, Newport Beach, CA 92660    11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025
Tel: 949-999-4970 • Fax: 949-681-2199    Tel: 310-478-4005 • Fax: 310-478-8496

Very truly yours,

Aristotle Investment Services, LLC

By:	/s/ Kim St. Hilaire
Name:	Kim St. Hilaire
Title:	Chief Operating Officer

ACCEPTED AND AGREED TO ON BEHALF OF:

Aristotle Funds Series Trust, on behalf of its series listed on Schedule A, hereto

By:	/s/ Richard Schweitzer
Name:	Richard Schweitzer
Title:	President

SCHEDULE A
To the
Fee Waiver Agreement
(dated and restated April 1, 20241)

Fund	Class	Expense Limit (based on percentage of the average daily net assets)	Date of Termination
Aristotle Ultra Short Income Fund	Class A	0.57%	July 31, 2025
	Class I	0.32%	July 31, 2025
	Class I-2	0.32%	July 31, 2025
Aristotle Short Duration Income Fund	Class A	0.75%	July 31, 2025
	Class C	1.50%	July 31, 2025
	Class I	0.39%	July 31, 2025
	Class I-2	0.49%	July 31, 2025
Aristotle Core Income Fund	Class A	0.85%	July 31, 2025
	Class C	1.60%	July 31, 2025
	Class I	0.45%	July 31, 2025
	Class I-2	0.55%	July 31, 2025
Aristotle ESG Core Bond Fund	Class I	0.48%	July 31, 2025
	Class I-2	0.48%	July 31, 2025
Aristotle Strategic Income Fund	Class A	0.94%	July 31, 2025
	Class C	1.69%	July 31, 2025
	Class I	0.59%	July 31, 2025
	Class I-2	0.69%	July 31, 2025
Aristotle Floating Rate Income Fund	Class A	1.02%	July 31, 2025
	Class C	1.77%	July 31, 2025
	Class I	0.72%	July 31, 2025
	Class I-2	0.77%	July 31, 2025
Aristotle High Yield Bond Fund	Class A	0.95%	July 31, 2025
	Class C	1.70%	July 31, 2025
	Class I	0.55%	July 31, 2025
	Class I-2	0.65%	July 31, 2025
Aristotle Small/Mid Cap Equity Fund	Class A	1.20%	July 31, 2025
	Class C	1.95%	July 31, 2025
	Class I	0.85%	July 31, 2025
	Class I-2	0.95%	July 31, 2025
1 Restated to add Class I to Aristotle International Equity Fund, Aristotle Value Equity Fund, Aristotle/Saul Global Equity Fund and Aristotle Core Equity Fund, and Class I and Class R6 to Aristotle Value Equity Fund, to extend the waiver applicable to Class I of Aristotle Small Cap Equity Fund to July 31, 2026 and to increase the waivers applicable to Class I and Class I-2 of Aristotle Short Duration Income Fund and Aristotle High Yield Bond Fund and Class I of Aristotle Core Income Fund and Aristotle Strategic Income Fund.

Aristotle Small Cap Equity Fund	Class A	1.20%	July 31, 2025
	Class C	1.95%	July 31, 2025
	Class I	0.90%	July 31, 2026
	Class I-2	0.90%	July 31, 2026
	Class R6	0.85%	July 31, 2025
Aristotle Portfolio Optimization Conservative Fund	Class A	1.22%	July 31, 2025
	Class C	1.97%	July 31, 2025
	Class I-2	0.97%	July 31, 2025
Aristotle Portfolio Optimization Moderate Conservative Fund	Class A	1.22%	July 31, 2025
	Class C	1.97%	July 31, 2025
	Class I-2	0.97%	July 31, 2025
Aristotle Portfolio Optimization Moderate Fund	Class A	1.23%	July 31, 2025
	Class C	1.98%	July 31, 2025
	Class I-2	0.98%	July 31, 2025
Aristotle Portfolio Optimization Growth Fund	Class A	1.25%	July 31, 2025
	Class C	2.00%	July 31, 2025
	Class I-2	1.00%	July 31, 2025
Aristotle Portfolio Optimization Aggressive Growth Fund	Class A	1.26%	July 31, 2025
	Class C	2.01%	July 31, 2025
	Class I-2	1.01%	July 31, 2025
Aristotle Growth Equity Fund	Class I	0.70%	July 31, 2025
Aristotle International Equity Fund	Class I	0.78%	July 31, 2026
	Class I-2	0.78%	July 31, 2026
Aristotle Value Equity Fund	Class I	0.69%	July 31, 2026
	Class I-2	0.69%	July 31, 2026
	Class R6	0.61%	July 31, 2026
Aristotle/Saul Global Equity Fund	Class I	0.78%	July 31, 2026
	Class I-2	0.78%	July 31, 2026
Aristotle Core Equity Fund	Class I	0.65%	July 31, 2026
	Class I-2	0.65%	July 31, 2026

Signature: /s/ Richard Schweitzer

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